Exhibit 99.1

Entercom Communications Corp.

Reports Quarterly Results

(Bala Cynwyd, Pa. November 3, 2006) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended September 30, 2006.

Third Quarter Highlights

•                  Net revenues declined 1% to $114.3 million and station operating expenses increased 2% to $64.3 million.

•                  Same station net revenues decreased 2% to $114.3 million and same station operating expenses remained flat at $64.3 million.

•                  Same station operating income decreased 5% to $50.0 million.

•                  Net income per share decreased to $0.41 from $0.48.

•                  Pro forma net income per share, excluding net gains or losses on sale or disposition of assets, net gain or loss on derivative instruments, net gain on investments and loss from a natural disaster decreased to $0.42 from $0.48.

David J. Field, President and Chief Executive Officer stated: “Entercom’s prospects have brightened during the past sixty days due to improving industry conditions and operating performance.  Third quarter results improved sequentially as same-station revenues declined 2% while costs were held flat as we continued to demonstrate disciplined expense management. We anticipate materially stronger results in the fourth quarter due to accelerating business conditions, significant growth from our investments in new brands and content, and escalating business development revenues. The improving results are broad-based with significant revenue growth expected in the vast majority of our markets in the fourth quarter.”

Additional Third Quarter Information

On November 1, 2006, the Company commenced operations under a time brokerage agreement (“TBA”) with CBS Radio Stations Inc. (“CBS”) for eleven radio stations in Austin, Texas, Memphis, Tennessee and Cincinnati, Ohio. The commencement of operations follows the August 21, 2006 announcement by the Company to acquire fifteen radio stations in four markets from CBS for $262 million in cash. The Company will be acquiring the CBS stations in Memphis, Tennessee and Rochester, New York, where the Company currently has radio stations, and in Austin, Texas and Cincinnati, Ohio, which represent new markets for the Company. The Company has agreed to divest three stations in Rochester, New York, in order to comply with regulatory requirements.

On October 31, 2006, the Company entered into an agreement to exchange WGRR-FM, a radio station included in the CBS acquisition noted above, for WPRV-FM (including certain intellectual property of WYGY-FM), a radio station owned by a subsidiary of Cumulus Media Partners, LLC (“Cumulus”).  Each of these stations serves the Cincinnati, Ohio, radio market.  Concurrently with entering into the asset exchange agreement, the Company also entered into two time brokerage agreements.  Pursuant to these TBAs, the Company commenced operations of WPRV-FM and Cumulus commenced operations of WGRR-FM on November 1, 2006. Upon completion of the transaction with CBS and this related transaction with Cumulus, the Company will own four radio stations in the Cincinnati, Ohio market.

Exhibit 99.1 - Page 1

On October 17, 2006, the Company entered into a TBA in Springfield, Massachusetts, to operate WVEI-FM (formerly WBEC-FM), serving the Springfield, Massachusetts radio market and commenced operations on October 26, 2006. The station will rebroadcast the Company’s highly successful WEEI sports radio format in Boston. Under an asset purchase agreement that the Company entered into on February 10, 2006, the Company will acquire the radio station assets for $5.8 million in cash. This transaction, which is subject to approval by the Federal Communications Commission, is expected to close in the fourth quarter of 2006. The Company does not currently own or operate any other radio stations in this market.

On August 18, 2006, the Company entered into an asset purchase agreement with Radio One, Inc. to acquire the assets of WKAF-FM (formerly WILD-FM), serving the Boston, Massachusetts, radio market for $30 million in cash. Concurrently with entering into the asset purchase agreement, the Company also entered into a time brokerage agreement, which was effective on August 21, 2006. In this market, the Company currently owns and operates WAAF-FM, a radio station that has achieved strong ratings and operating results despite limited signal coverage in certain parts of the Boston metropolitan market. With the commencement of the TBA, the Company began simulcasting the WAAF-FM format on WKAF-FM, thereby providing an excellent complement to the signal coverage of the WAAF-FM format in the Boston metropolitan market. This transaction, which is subject to approval by the FCC, is expected to close in late fourth quarter of 2006. Upon the closing of this transaction, the Company will own and operate five radio stations in the Boston, Massachusetts, radio market.

On September 29, 2006, Entercom paid its shareholders a quarterly cash dividend of $0.38 per share, which represents a current annual yield of approximately 6%.

Over the trailing four quarters ended September 30, 2006, the Company has repurchased 6.3 million shares of its common stock in the amount of $189.8 million under its share repurchase programs, which has contributed to the Company’s increase in interest expense for the three and nine months ended September 30, 2006. Since the inception of the Company’s share repurchase program in May 2004, the Company has purchased over 23% of its outstanding common stock.

Interest expense, which increased 50% over the same period versus the prior year, was higher primarily due to higher interest rates and higher average outstanding debt under our senior credit facility used to finance the repurchase of our stock, the payment of dividends and the acquisition (net of a disposition) of radio stations in the amount of $38 million in Greenville, South Carolina, during the fourth quarter of 2005.

During the third quarter, the Company’s station operating expenses and corporate general and administrative expenses were negatively impacted by an increase in non-cash compensation expense of $0.4 million and $1.2 million, respectively.

During the quarter, the Company recognized a $1.0 million net loss on the sale or disposal of assets in connection with the relocation and consolidation of the studio and office facilities in the Company’s Kansas City market.

The number of shares outstanding as of September 30, 2006, was 39.5 million, while the weighted average diluted shares outstanding for the quarter was 39.8 million.  As of September 30, 2006, the Company had $14.2 million in cash and cash equivalents. The Company had outstanding $511.2 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

Exhibit 99.1 - Page 2

Fourth Quarter Guidance

Based on the current business outlook, the Company expects fourth quarter same station net revenues to increase by mid single digits vs. prior year and would expect same station operating expenses (excluding non-cash equity compensation expense noted below) to increase approximately 3% percent versus the prior year. The forecast for net revenues and station operating expenses does not include the effect on net revenues and station operating expenses of the commencement in the fourth quarter of the time brokerage agreements outlined above. In connection with the operation of the CBS stations, the Company expects to recognize a TBA fee of $2.8 million during the fourth quarter of 2006 and expects to report record fourth quarter net revenues and record annual net revenues.

For purposes of same station comparisons, fourth quarter 2005 same station net revenues were $103.7 million and station operating expenses were $61.0 million.

Under the provisions of SFAS No. 123R, the Company expects to recognize non-cash compensation expenses of $1.8 million for the fourth quarter of 2006, of which $1.4 million will be reflected in corporate general and administrative expenses and $0.4 million be reflected in station operating expenses. Estimates of non-cash compensation expenses in the current and future years will be impacted by additional grants. For comparison purposes, the as reported numbers for non-cash compensation expenses for the fourth quarter of 2005, which were not restated, reflect $0.2 million in corporate general and administrative expenses.

Reconciliation of quarterly 2005 reported and same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on November 3, 2006 at 10:00 AM Eastern Time.   The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through November 10, 2006 by dialing 800-925-2973 and will also be available on the Company’s website: www.entercom.com.

Entercom is one of the nation’s largest radio broadcasters with operations in Boston, Seattle, Denver, Sacramento, Cincinnati, Portland, Kansas City, Indianapolis, Milwaukee, Austin, Norfolk, Buffalo, New Orleans, Providence, Memphis, Greensboro, Rochester, Greenville/Spartanburg, Madison, Wichita, Wilkes-Barre/Scranton, Springfield and Gainesville/Ocala.

Certain Definitions

All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance

Exhibit 99.1 - Page 3

because they are widely used in the broadcast industry to measure a radio company’s operating performance. You should not consider these non-GAAP measures in isolation or as substitutes for net income, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, expenses related to a natural disaster and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); expenses related to a natural disaster; and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period. The Company includes in the same station operating data the effects of changes in status of significant contracts that: (i) relate to operations; (ii) have a significant effect on the net revenues and or station operating expenses of a particular market; and (iii) are accounted for as a separate business unit.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Exhibit 99.1 - Page 4

Third Quarter 2006

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

CONDENSED CONSOLIDATED FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
CONDENSED STATEMENTS OF OPERATIONS

Net Revenues	$114,343	$115,001	$321,937	$328,797

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	64,306	63,247	189,838	187,248
Station Operating Expenses - Non-Cash Compensation Expense	403	—	678	—
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,725	4,396	15,716	13,548
Corporate G & A Expenses - Non-Cash Compensation Expense	1,417	215	2,916	661
Depreciation and Amortization	4,077	3,901	11,926	11,884
Expenses Related To A Natural Disaster	—	1,714	—	1,714
Net Time Brokerage Agreement Income	—	—	—	(24)
Net (Gain) Loss on Sale or Disposition of Assets	999	56	1,144	(5,436)
Total Operating Expenses	75,927	73,529	222,218	209,595
Operating Income	38,416	41,472	99,719	119,202

Other Expense (Income) Items:
Interest Expense, Including Amortization of Deferred Financing Costs of $329 For Each of The Three Months Ended September 30, 2006 and 2005 and $986 For Each of The Nine Months September 30, 2006 and 2005.	11,705	7,618	32,455	21,620
Interest Income	(163)	(103)	(449)	(237)
Dividend Income	(25)	—	(74)	—
Net (Gain) Loss on Derivative Instruments	138	(527)	(371)	(1,071)
Net Gain on Investments	—	(1,543)	—	(2,612)
Total Other Expense	11,655	5,445	31,561	17,700

Income Before Income Taxes	26,761	36,027	68,158	101,502
Income Taxes	10,601	13,949	27,112	38,912
Net Income	$16,160	$22,078	$41,046	$62,590
Net Income Per Share - Basic	$0.41	$0.48	$1.02	$1.35
Net Income Per Share - Diluted	$0.41	$0.48	$1.02	$1.34

Dividends Per Share	$0.38	$—	$1.14	$—

Weighted Common Shares Outstanding - Basic	39,528	45,825	40,145	46,430
Weighted Common Shares Outstanding - Diluted	39,842	46,001	40,316	46,617

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$3,700	$2,814	$9,649	$7,636
Income Taxes Paid	$100	$2,825	$152	$9,699

SELECTED BALANCE SHEET DATA

	September 30,
	2006	2005
Cash and Cash Equivalents	$14,229	$12,962
Working Capital	87,716	89,697
Total Assets	1,705,282	1,670,536
Senior Debt	511,245	343,263
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	787,977	963,725

OTHER FINANCIAL DATA	Three Months Ended
	September 30,
	2006	2005
Same Station Computations:
Net Revenues - Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$114,343	$115,001
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—	1,711
Same Station Net Revenues	$114,343	$116,712

Station Operating Expenses - Reconciliation of Same Station Operating
Expenses to GAAP:
Station Operating Expenses as Reported (Excluding Non-Cash Compensation Expense)	$64,306	$63,247
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—	895
Same Station Operating Expenses	$64,306	$64,142

Exhibit 99.1 - Page 5

OTHER FINANCIAL DATA

	Three Months Ended
	September 30,
	2006	2005
Reconciliation of Station Operating Income and Same Station
Operating Income to GAAP (Operating Income):
Operating Income as Reported	$38,416	$41,472
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	4,725	4,396
Non-Cash Compensation Expense	1,820	215
Depreciation and Amortization	4,077	3,901
Expenses Related To A Natural Disaster	—	1,714
Net Loss on Sale or Disposition of Assets	999	56
Station Operating Income	50,037	51,754
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—	816
Same Station Operating Income	$50,037	$52,570

Reconciliation of Free Cash Flow to GAAP (Net Income):
Net Income as Reported	$16,160	$22,078
Depreciation and Amortization	4,077	3,901
Deferred Financing Costs Included in Interest Expense	329	329
Non-Cash Compensation Expense	1,820	215
Expenses Related To A Natural Disaster	—	1,714
Net Loss on Sale or Disposition of Assets	999	56
Net (Gain) Loss on Derivative Instruments	138	(527)
Net Gain on Investments	—	(1,543)
Income Taxes	10,601	13,949
Capital Expenditures	(3,700)	(2,814)
Taxes Paid	(100)	(2,825)
Free Cash Flow	$30,324	$34,533

Reconciliation of Free Cash Flow to GAAP (Operating Income):
Operating Income as Reported	$38,416	$41,472
Depreciation and Amortization	4,077	3,901
Non-Cash Compensation Expense	1,820	215
Expenses Related To A Natural Disaster	—	1,714
Interest Expense, Net of Interest Income and Deferred Financing Costs	(11,213)	(7,18)
Dividend Income	25	—
Capital Expenditures	(3,700)	(2,814)
Net Loss on Sale or Disposition of Assets	999	56
Taxes Paid	(100)	(2,825)
Free Cash Flow	$30,324	$34,533

Reconciliation of Pro Forma Net Income Per Share - Diluted to GAAP
Net Income Per Share - Diluted as Reported	$0.41	$0.48
Net Loss on Sale or Disposal of Assets, Net of Tax Provision or Tax Benefit	0.01	—
Expenses Related To A Natural Disaster	—	0.02
Net (Gain) Loss on Derivative Instruments, Net of Tax Provision	—	—
Net Gain on Investments, Net of Tax Provision	—	(0.02)
Pro Forma Net Income Per Share - Diluted	$0.42	$0.48

Weighted Common Shares Outstanding - Basic	39,528	45,825
Weighted Common Shares Outstanding - Diluted	39,842	46,001

PRIOR YEAR’S DATA

Fourth Quarter 2005 As Reported and Same Station

Three Months
Ended
Dec, 31, 2005
Reconciliation of Fourth Quarter 2005 Same Station Net
Revenues to GAAP (Net Revenues):
Net Revenues as Reported	$103,723
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—
Same Station Net Revenues	$103,723

Reconciliation of Fourth Quarter 2005 Same Station Operating Expenses to GAAP (Station Operating Expenses):
Station Operating Expenses as Reported	$60,954
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	—
Same Station Operating Expenses	$60,954

Exhibit 99.1 - Page 6